RENEWAL AGREEMENT

THIS RENEWAL AGREEMENT, dated as of March 30, 2006, is between CNL HOTELS & RESORTS, INC. (f/k/a CNL Hospitality Properties, Inc.), a Maryland corporation (the “Company”), and CNL HOSPITALITY CORP., a Florida corporation (the “Advisor”). (Each a “Party,” and collectively the “Parties”).

R E C I T A L S:

WHEREAS, the Parties entered into that certain Advisory Agreement dated as of April 1, 2004 (the “Advisory Agreement”), pursuant to which the Advisor provides the Company with certain advisory services relating to, among other things, acquisition and financing transactions; and
WHEREAS, the Parties entered into that certain Renewal Agreement, dated as of March 31, 2005 (the “2005 Renewal Agreement”), pursuant to which, among other things, the Advisory Agreement was amended and renewed for an additional one-year term; and

WHEREAS, beginning on June 30, 2005, the Parties entered into successive amendments to the 2005 Renewal Agreement (collectively with the 2005 Renewal Agreement, the “Amended 2005 Renewal Agreement”); and

WHEREAS, on December 30, 2005, the Parties entered into an Amended and Restated Renewal Agreement (the “Amended and Restated Renewal Agreement”), which amended and restated the Amended 2005 Renewal Agreement and amended the Advisory Agreement (as so amended, the “Amended Advisory Agreement”); and

WHEREAS, on December 30, 2005, the Parties entered into the Payment Agreement (the “Payment Agreement”), which provides for, among other things, an acknowledgement and agreement of the Advisor to irrevocably waive the right to payment of all Acquisition Fees and Asset Management Fees (each as defined in the Amended Advisory Agreement) payable by the Company to the Advisor under the Amended Advisory Agreement for the period from and including January 1, 2006 through and including June 30, 2006 (collectively, the “Relinquished Fees”); and

WHEREAS, the Amended Advisory Agreement will terminate on March 31, 2006, unless renewed by the mutual consent of the Parties; and

WHEREAS, all of the Directors of the Company have evaluated the Advisor’s performance during the prior year and are willing to enter into this Agreement; and

WHEREAS, the Parties desire to renew the Amended Advisory Agreement for an additional three-month term upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties agree as follows:

1. The Amended Advisory Agreement is renewed for an additional three-month term commencing on April 1, 2006, and terminating on June 30, 2006.

2. Except as amended above, the Amended Advisory Agreement shall remain in full force and effect.

3. The Payment Agreement shall remain in full force and effect, including, without limitation, with respect to the Relinquished Fees.

4. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute a single instrument.

SIGNATURE PAGES APPEAR ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date and year first above written.

CNL HOTELS & RESORTS, INC. (f/k/a CNL Hospitality Properties, Inc.) By: /s/ C. Brian Strickland Name: C. Brian Strickland Its: Executive Vice President and Chief Financial Officer

CNL HOSPITALITY CORP. By:/s/ James M. Seneff, Jr. Name: James M. Seneff, Jr. Its: Chairman